Exhibit 4.2

[Form of Class A Ordinary Share Certificate]

NUMBER	NUMBER C-SHARES
SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP G6476A 102

NEW PROVIDENCE ACQUISITION CORP. III

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

CLASS A ORDINARY SHARES

This Certifies that ____________________ is the owner of ________________________

FULLY PAID AND NON-ASSESSABLE CLASS A ORDINARY SHARES OF PAR VALUE $0.0001 EACH OF

NEW PROVIDENCE ACQUISITION CORP. III

(THE “COMPANY”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed, and subject to the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time (the “Memorandum and Articles”). The Company will be forced to redeem all of its Class A ordinary shares if it is unable to complete an initial business combination within the period of time set forth in the Memorandum and Articles, as more fully described in (i) the Company’s final prospectus dated [●], 2025 and (ii) the Memorandum and Articles.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signatures of the Company’s duly authorized officers.

Chief Financial Officer	Cayman Islands	Co-Chief Executive Officer

NEW PROVIDENCE ACQUISITION CORP. III

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Memorandum and Articles and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the Company) to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	_________ Custodian _________
(Cust) (Minor)
TEN ENT	—	as tenants by the entireties
Under Uniform Gifts to Minors Act
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		_____________________________ (State)

Additional abbreviations may also be used though not in the above list.

For value received,	hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares represented by the within Certificate, and hereby irrevocably constitutes and appoints

Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:
By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

As more fully described in, and subject to the terms and conditions described in, (i) the Company’s final prospectus for its initial public offering dated and (ii) the Memorandum and Articles, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering in the event that (i) the Company redeems the Class A ordinary shares included in the units sold in its initial public offering and liquidates because it does not consummate an initial business combination within the time period set forth in the Memorandum and Articles, as the same may be amended from time to time, or (ii) if the holder(s) properly redeem for cash his, her or its respective Class A ordinary shares included in the units sold in the Company's initial public offering in connection (x) with a general meeting called to approve the initial business combination, or (y) without a shareholder vote by means of a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination, or (z) with a shareholder vote to amend the Memorandum and Articles not for the purposes of approving, or in conjunction with the consummation of, an initial business combination (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Class A ordinary shares included in the units sold in the Company’s initial public offering if it does not consummate an initial business combination within the time set forth in the Memorandum and Articles or (B) with respect to any other material provisions relating to the rights of holders of Class A ordinary shares or pre-initial business combination activity, as the same may be amended from time to time. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.